EXHIBIT 99.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated July 30, 1997, included in Registration Statements File Nos. 333-12255, 333-12257, 333-31569, 333-31571 and
33-93348. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                        ARTHUR ANDERSEN LLP




Baltimore, Maryland
August 26, 1997